Exhibit 99.1 News December 9, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK to Present at Wells Fargo Midstream and Utility Symposium TULSA, Okla. – Dec. 9, 2019 – ONEOK, Inc. (NYSE: OKE) will participate in the Wells Fargo Midstream and Utility Symposium Dec. 11-12, 2019, in New York City. ONEOK management will present at the conference at 4:45 p.m. Eastern Standard Time (3:45 p.m. Central Standard Time) on Wednesday, Dec. 11. The presentation will be webcast and accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days. Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 4:30 p.m. Eastern Standard Time (3:30 p.m. Central Standard Time) on Dec. 11, 2019. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ###